Exhibit 99.1

Western Digital Announces CFO Transition

Company Names Wissam Jabre as Executive Vice President and Chief Financial Officer

SAN JOSE, Calif., — January 27, 2022 — Western Digital Corp. (Nasdaq: WDC) (“Western Digital” or the “Company”) today announced that Wissam Jabre will assume the role of Western Digital’s Executive Vice President and Chief Financial Officer effective the week of February 7, 2022. With over 20 years of experience in semiconductors and operations, Jabre was most recently Chief Financial Officer at Dialog Semiconductor.

“We’re thrilled for Wissam to join the Western Digital team. Not only is he a deeply experienced financial executive with strong semiconductor and international business experience, he also has technical expertise and shares our values of collaboration and innovation,” said David Goeckeler, Western Digital CEO. “I look forward to working alongside Wissam as we continue to capitalize on the strong demand for our products within the increasingly complex macro environment and am confident in our ability to balance investment for innovation and growth with operational efficiency to create sustainable, long-term shareholder value.”

Jabre will report directly to Goeckeler and lead Western Digital’s global finance organization including finance, accounting, financial reporting, tax, treasury, internal audit and investor relations.

“In a world where exciting new applications and intelligent devices continue to evolve and transform our daily lives, memory technologies and data storage solutions are critical in the underpinning infrastructure that powers all that’s possible for people and businesses,” said Jabre. “As a company known for its long history of innovation and technological advancements, Western Digital is strongly positioned to capitalize on this enormous growth opportunity. I look forward to working closely with David and the rest of the talented Western Digital team.”

Prior to joining Dialog Semiconductor in 2016, Jabre served as Corporate Vice President of Finance at Advanced Micro Devices. From 2004 to 2014, Jabre also held various finance positions during his 10-year tenure at Freescale Semiconductor, including Vice President and Chief Procurement Officer, Vice President of Global Pricing and Chief Financial Officer of the Networking & Multimedia Group. He holds a Bachelor of Engineering degree in Electrical Engineering from the American University of Beirut and an MBA from Columbia Business School, New York. Jabre is a CFA © charterholder.

Current CFO, Robert Eulau, will remain with the company during an advisory period to ensure a seamless transition.

“On behalf of the Western Digital team, I’d like to thank Bob for the impact he’s made on our business over the past several years,” added Goeckeler. “Bob played an instrumental role in many of our strategies to strengthen and focus the company, including moving to a business unit structure, implementing segment reporting and leading the company’s return to investment-grade status. I’m personally grateful for his partnership and I wish him all the best in his future endeavors.”

Western Digital today separately announced its second quarter 2022 financial results and will host an investment community conference call to discuss the results and the Company’s business outlook for the fiscal third quarter of 2022 via live broadcast at 1:30 p.m. Pacific/4:30 p.m. Eastern. The live and archived conference call/webcast and the earnings presentation can be accessed online at investor.wdc.com.

About Western Digital

Western Digital creates environments for data to thrive. As a leader in data infrastructure, the company is driving the innovation needed to help customers capture, preserve, access and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, our industry-leading solutions deliver the possibilities of data. Our data-centric solutions are comprised of the Western Digital®, G-Technology™, SanDisk®, and WD® brands.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding expectations for demand trends; market conditions and opportunities; and the Company’s future financial and operational performance. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including: future responses to and effects of the COVID-19 pandemic; volatility in global economic conditions; impact of business and market conditions; impact of competitive products and pricing; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and our strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions; hiring and retention of key employees; our substantial level of debt and other financial obligations; changes to our relationships with key customers; disruptions in operations from cyberattacks or other system security risks; actions by competitors; risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Form 10-K filed with the SEC on August 27, 2021, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law.

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Western Digital, the Western Digital logo, G-Technology, SanDisk and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries

Contacts:

Western Digital Corp.

Investor Contact:	Media Contact:
T. Peter Andrew	Robin Schultz
949.672.9655	408.573.5043
peter.andrew@wdc.com	robin.schultz@wdc.com
investor@wdc.com